EXHIBIT 99.1

first financial bancorp

Investor Presentation

First Quarter 2011

FFBC
NASDAQ
GLOBAL SELECT

FIRST
first financial bancorp

Forward-Looking Statements Disclosure

Certain statements contained in this presentation which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as "believes", "anticipates", "likely", "expected", "intends", and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management's analysis contains forward-looking statements that are provided to assist in the understanding anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

- management's ability to effectively execute its business plan;
- the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;
- the ability of financial institutions to access sources of liquidity at a reasonable cost;
- the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury's TARP and the FDIC's Temporary Liquidity Guarantee Program, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums from increased payments from FDIC insurance funds as a result of depository institution failures;
- the effects of and changes in policies and laws of regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);
- inflation and possible changes in interest rates;
- our ability to keep up with technological changes;
- our ability to comply with the terms of loss sharing agreements with the FDIC;
- mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected;
- the risk that exploring merger and acquisition opportunities may detract from management's time and ability to successfully manage our company;
- expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;
- our ability to increase market share and control expenses;
- the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC; adverse changes in the securities and debt markets;
- our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;
- monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;
- our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and
- the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2010, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

FIRST

first financial bancorp

Business & Strategy Review

first financial bancorp

Franchise Highlights

- Strong operating fundamentals and prudent management have resulted in solid performance and profitability throughout the recessionary period
  - First quarter 2011 ROAA of 1.11% and ROAE of 10.04%
  - 82 consecutive quarters of profitability
- Capital levels remain among industry leaders and provide ability to take advantage of strategic opportunities in core strategic markets
  - Tangible common equity of 10.40%; total capital ratio of 21.77%
- Strong performance generated with low risk balance sheet
  - 32.5% of loans covered by FDIC loss share agreements
  - 100% risk-weighted assets comprise less than 50% of balance sheet
- Credit metrics have remained strong throughout most of the economic downturn
  - Nonperforming assets / total assets of 1.51% and nonperforming loans / total loans of 2.90% compare favorably to peer institutions
- Solid market share in strategic operating markets and positioned as the largest community-oriented institution serving many of its markets
  - #4 market share ranking in Cincinnati MSA; strong market share position in many other key communities

FIRST

first financial bancorp

Opportunities and Risks

Opportunities to Build Shareholder Value	Risks to be Managed
▪ Efficient and prudent use of capital in future periods – Support organic growth in core strategic markets – Dividend policy – Acquisitions that meet internal criteria – Share repurchase plans	▪ Regulatory and financial services reform – Higher costs of compliance – Pressure on consumer fee revenue – Regulatory capital requirements
▪ Return to "normalized" loan loss provision levels as credit quality and economy improve	▪ Attrition of non-strategic elements related to 2009 acquisitions and replacement of revenue stream
▪ Planned initiatives to improve efficiency and reduce operating expenses	▪ Increased competition; both currently for credit-worthy lending clients and prospectively as survivors emerge and look to pursue growth opportunities

Share Repurchase Analysis

- If the Company's strong capital position cannot fully be deployed supporting organic growth, a sound dividend policy or acquisitions, it will be used to fund share repurchase programs
- The following analysis highlights the impact various share repurchase scenarios would have had on per share amounts and the tangible equity ratio reported for the first quarter 2011

Financial Data as of March 31, 2011			Repurchase Amount [1]		
		As Reported	$50 Million	$100 Million	$150 Million
Common shares outstanding		58,286,890	55,393,371	52,499,853	49,606,334
Change			*(2,893,519)*	*(5,787,037)*	*(8,680,556)*
Percentage change			*(4.96%)*	*(9.93%)*	*(14.89%)*
Average diluted shares outstanding [2]		58,709,037	57,262,278	55,815,518	54,368,759
Change			*(1,446,759)*	*(2,893,519)*	*(4,340,278)*
Percentage change			*(2.46%)*	*(4.93%)*	*(7.39%)*
Diluted earnings per share		$ 0.29	$ 0.30	$ 0.31	$ 0.32
Accretion			*2.53%*	*5.18%*	*7.98%*
Tangible book value per share		$ 11.17	$ 10.85	$ 10.49	$ 10.10
Dilution			*(2.86%)*	*(6.03%)*	*(9.58%)*
Tangible common equity ratio		10.40%	9.68%	8.95%	8.20%
Basis point change			*(72)*	*(146)*	*(220)*

1 Assumes an average price per share of $17.28 used to repurchased shares based on the high and low prices during the quarter

2 Shares assumed to be purchased evenly throughout the quarter for average diluted shares outstanding calculation

fIRST
first financial bancorp

Focused Business Strategy

- Client intimate strategy focused on long-term, profitable relationships with clients
- Strong sales culture that is aggressive in attracting business with the appropriate risk and return
- Lines of business
  - Commercial
  - Retail
  - Wealth Management
  - Franchise Finance
- Target clients
  - Individuals and small / mid-size businesses located within the regional markets we serve
- Ohio, Indiana and Kentucky
  - 102 locations primarily focused on metro and near-metro markets
- Primary focus and value creation is through organic growth in key regional markets
- Key initiatives for additional revenue growth
  - Mortgage
  - Small business banking


Schererville
Fort Wayne
INDIANA
Lafayette
OHIO
Indianapolis
Dayton
Cincinnati
Edgewood
KENTUCKY

first
first financial bancorp

Selective Acquisitions

- Supplements organic growth strategy through expansion in strategic markets
- Transactions met all internal criteria for acquisitions
- In-market locations improves operating leverage
- Loss sharing arrangements provide significant protection on acquired loans
- Developed scalable covered asset and loss share management team comprised of credit, legal, accounting and finance

Loan Portfolio
June 30, 2009

- $145 mm select performing commercial and consumer loans

Peoples
(FDIC)
July 31, 2009

- 19 banking centers
- $521 mm deposits
- $331 mm in loss share covered loans[1]
- No first loss position

Banking Centers
August 28, 2009

- 3 banking centers in Indiana
- $85 mm deposits
- $41 mm in select performing commercial and consumer loans

Irwin
(FDIC)
September 18, 2009

- 27 banking centers
- $2.5 bn deposits
- $1.8 bn in loss share covered loans[1]
- No first loss position

Future

Continue to evaluate opportunities in this dislocated market; never lose sight of core franchise

Core philosophy and strategy remain unchanged

[1] Estimated fair market value of loans and deposits

FIRST
first financial bancorp

Low Risk Balance Sheet

Stress Case

- Illustrates the strength of our balance sheet assuming a full charge-off of all acquired loans under FDIC loss share agreements and a full charge-off of all uncovered non-performing loans.
- Nonperforming Assets = $96 million
- Covered Loans = $1.3 billion

Risk Based Capital Ratio


21.77%
3.13%
1.28%
17.35%
Peers = 15.04%
Chargeoff
Actual 3/31/2011
All Covered Loans
Non-Performing Uncovered
Stress Case 3/31/2011

Tangible Common Equity to Tangible Assets


10.40%
1.59%
0.86%
Peers = 7.09%
7.95%
Chargeoff
Actual 3/31/2011
All Covered Loans
Non-Performing Uncovered
Stress Case 3/31/2011

Total Assets by Risk Weighting %

As of March 31, 2011

(Dollars in millions)


Peer % of 100% RWAs = 53.8%
526
8%
2,575
41%
2,847
45%
366
6%
100%
50%
20%
0%

- Return on Risk Weighted Assets = 2.07% (Peer Median[1] = 0.95%)
- Risk Weighted Assets / Total Assets = 53.45% (Peer Median[1] = 65.81%)

(1) Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on peer median financial data as of December 31, 2010

FIRST

first financial bancorp

Financial Review

First Quarter 2011 Financial Highlights

- Quarterly net income of $17.2 million, or $0.29 per diluted common share
- Continued strong profitability
  - Return on average assets of 1.11%
  - Return on risk-weighted assets of 2.07%
  - Return on average shareholders' equity of 10.04%
- Quarterly net interest margin increased to 4.73% compared to 4.65% during the fourth quarter 2010
  - Driven by securities purchases, continued decline in cost of deposits and improved cash flow expectations on acquired loans
- Significant core deposit growth as strategic commercial and retail transaction and savings accounts increased $109.1 million during the quarter
  - 20.2% growth in average savings account balances compared to first quarter 2010
- Continued improvement in credit metrics
  - Net loan charge-offs declined 57% to $4.2 million from $9.8 million during the fourth quarter 2010
  - Classified assets decreased $16.4 million, or 8.1%, compared to the linked quarter
  - Delinquent loans 30-to-89 days past due declined 8.8% quarter-over-quarter

Capitalization

- Primary component of capital is common equity; continues to grow as a result of earnings power
- Recently increased the quarterly dividend 20% to $0.12 per share
- Strong capitalization levels remain among industry leaders and provides ability to take advantage of strategic opportunities
- Long-term targeted dividend payout range is between 40% and 60% of earnings

	As of			Peer Group Medians	
	March 31, 2011	December 31, 2010	March 31, 2010	KBW Regional Bank Index [1]	FRB BHC Peer Group [2]
Leverage Ratio	11.08%	10.89%	9.76%	9.37%	9.52%
Tier 1 Capital Ratio	20.49%	18.45%	17.37%	13.57%	13.57%
Total Risk-Based Capital Ratio	21.77%	19.72%	18.64%	15.21%	15.05%
Ending tangible shareholders' equity to ending tangible assets	10.40%	10.33%	9.38%	8.77%	8.75%
Ending tangible common shareholders' equity to ending tangible assets	10.40%	10.33%	9.38%	7.99%	8.05%

[1] Peer group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on peer median financial data as of December 31, 2010
[2] Peer group comprised of approximately 90 BHCs with total assets of $3 - $10 billion consistent with the peer group included in the BHC Performance Report for First Financial per the Federal Reserve Board; based on peer median financial data as of December 31, 2010

Source: Peer Group median data obtained from SNL Financial

FIRST
first financial bancorp

Net Interest Margin Summary

- Net interest margin continues to be positively impacted by the improved deposit mix towards core transaction and savings accounts
- Available liquidity was used during the quarter to purchase over $161 million of agency MBS
- Net interest margin also benefited from full quarter's impact of $182 million of investment purchases settling late in the fourth quarter 2010
- Strong core deposit base and liquidity provide less reliance on wholesale borrowings and allows for aggressive pricing strategies



Net Interest Margin
4.89%
4.53%
4.59%
4.65%
4.73%
0.25%
0.25%
0.25%
0.25%
0.25%
1Q10
2Q10
3Q10
4Q10
4Q10
Net interest margin
Fed funds target rate



Earning Asset Yield and Liability Cost
6.15%
1.51%
5.74%
1.45%
5.73%
1.39%
5.64%
1.23%
5.63%
1.11%
1Q10
2Q10
3Q10
4Q10
1Q11
Yield on interest-earning assets
Cost of interest-bearing liabilities

first
first financial bancorp

Credit Quality Review

- 32.5% of total loans covered under FDIC loss share agreement
- Positive migration trends as total classified assets and delinquencies both down over 8% compared to fourth quarter 2010
- Economic conditions in the Company's markets are still challenging; real estate loan collateral and OREO valuations will continue to impact restructurings and resolutions

Credit Quality Trends [1]	Quarter					Year		
	1Q11	4Q10	3Q10	2Q10	1Q10	2010	2009	2008
Net charge-offs / average loans & leases	0.61%	1.39%	0.97%	0.71%	2.00%	1.27%	1.16%	0.47%
Nonperforming loans / loans	2.90%	2.84%	2.88%	2.84%	2.65%	2.84%	2.69%	0.68%
Nonperforming assets / total assets	1.51%	1.57%	1.59%	1.46%	1.41%	1.57%	1.23%	0.60%
Allow. for loan & lease losses / total loans	1.93%	2.03%	2.07%	2.07%	2.01%	2.03%	2.05%	1.34%
Allow. for loan & lease losses / nonperforming loans	66.6%	71.6%	72.0%	72.8%	76.1%	71.6%	76.3%	197.3%

[1] Excludes assets covered by FDIC loss share agreements

Deposit and Loan Composition

Total Deposits = $5.2 billion
As of March 31, 2011
(Dollars in millions)


$261
5%
$4,956
95%

Gross Loans = $4.1 billion
As of March 31, 2011
(Dollars in millions)


$698
17%
$3,419
83%

■ Strategic □ Acquired-Non-Strategic

- Western market and Michigan and Louisville, KY branch exits are complete; acquired-non-strategic deposits consist of remaining exited market deposits and brokered CDs.

first
first financial bancorp

Noninterest Income and Expense

Components of Noninterest Income
For the Three Months Ended March 31, 2011
(Dollars in millions)



-$0.4
- 1%
$5.8
13%
$14.9
34%
$23.4
54%
Strategic
FDIC Loss Sharing Income
Other Non-strategic
Accelerated Discount on Paid in Full Loans

Components of Noninterest Expense
For the Three Months Ended March 31, 2011
(Dollars in millions)



$0.8
1%
$7.4
13%
$3.9
7%
$45.7
79%
Strategic
Acquired-non-strategic
FDIC Support
Other Non-strategic

first financial bancorp

Acquisition-Related Items

first financial bancorp

Pre-Tax, Pre-Provision Income

	For the three months ended				
	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Pre-tax, pre-provision income [1]	$ 29,768	$ 34,844	$ 33,631	$ 37,216	$ 31,126
Accelerated discount on acquired loans related to:					
Loan sales	3,085	-	362	-	1,927
Prepayments	2,698	6,113	9,086	7,408	4,171
Total accelerated discount	5,783	6,113	9,448	7,408	6,098
Plus: loss on covered OREO [2]	3,112	-	-	-	-
Less: gain on sales of non-mortgage loans [3]	-	-	2,034	-	-
Plus: FHLB prepayment penalty	-	-	8,029	-	-
Pre-tax, pre-provision income, net of accelerated discount, loss on covered OREO and other significant nonrecurring items	$ 27,097	$ 28,731	$ 30,178	$ 29,808	$ 25,028

1 Represents income before taxes plus provision for all loans less FDIC loss sharing income

2 Reimbursements related to losses on covered OREO are included in FDIC loss sharing income, which is excluded from the pre-tax, pre-provision income above

3 Represents gain on sale of loans originated by franchise finance business

First Quarter 2011 Loan Valuation

- The majority of the loans acquired as part of the FDIC-assisted transactions are accounted for under ASC Topic 310-30 which requires the Company to periodically update its forecast of expected cash flows from these loans.
- As a result of valuation procedures performed during the first quarter 2011, the Company experienced an improvement in cash flow expectations related to certain loan pools and impairment related to other loan pools.
- There were also loan pools that were impaired in prior periods but improved during the first quarter revaluation. This improvement was recorded during the quarter as a recapture of prior period impairment which partially offset current period impairment. Loan pools that recaptured prior impairment and experienced additional improvement beyond the initial impairment are included in the "loans with improvement" listed below.

		First Quarter 2011 Valuation Results				Yield	
Dollars in thousands	Balance as of March 31, 2011	Current Period Impairment	Prior Period Impairment Recapture	Net Current Period Impairment	Improvement	Old	New
Loans with improvement	$691,473	-	($16,688)	($16,688)	$20,718	9.98%	12.00%
Loans with impairment	540,380	$32,096	(346)	31,750	-	10.93%	10.93%
Total	$1,231,853	$32,096	($17,034)	$15,062	$20,718	10.40%	11.53%
FDIC indemnification asset	$207,359	NA	NA	NA	NA	(0.76%)	(3.07%)
				Weighted average yield		8.79%	9.43%

FIRST
first financial bancorp

Components of Credit Losses Covered Assets

Dollars in thousands	For the three months ended March 31, 2011	Description
Net impairment for period	$15,062	Reduction in expected cash flows related to certain loan pools net of prior period impairment recapture
Net charge-offs	10,954	Represents actual, unexpected net charge-offs of acquired loans during the period [1]
Provision for loan and lease losses - acquired	26,016	
Loss on sale - covered OREO	3,112	
Total gross credit losses	$29,128	
FDIC loss share income (Noninterest income)	$23,435	Represents receivable due from FDIC on estimated credit losses; calculated as approximately 80% of provision for loan and lease losses related to covered loans
	$5,693	Difference between these two amounts represents actual credit costs for the period

[1] Expected losses are considered in the recorded investment value

first financial bancorp

Comparison of Financial Impact

The tables below present a comparison of the impact on diluted earnings per share under various scenarios

Extreme Cases

- If all acquired loans were to prepay immediately, diluted EPS would benefit by **$1.55** per share as of the first quarter 2011
- The absolute worst case scenario – a 100% loss on all acquired loans – would negatively impact diluted EPS by **$0.56** per share as of the first quarter 2011

Best Estimate

If only ASC Topic 310-30 loans were to pay as expected, the benefit to diluted EPS would be **$4.96**, earned over the *remaining* life of the portfolio. Current *weighted average* life is approximately 4 years.

Extreme Scenarios - All Acquired Loans

Recognition of Noninterest Income – Assumes All Acquired Loans Prepay Immediately

Dollars in millions	3/31/11	12/31/10
Unamortized discount	$280	$337
FDIC indemnification asset [1]	(172)	(196)
Allowance for loan losses - acquired	32	16
Discount net of indemnification asset and allowance	$140	$157
Impact of immediate recognition of unamortized discount on after-tax diluted earnings per share [2]	**$1.55**	**$1.74**

Estimated Maximum Credit Loss Exposure – Assumes 100% Loss on Total UPB

Dollars in millions	3/31/11	12/31/10
FFBC share of stated loss threshold	$127	$134
FFBC share of max. additional losses	64	64
Maximum possible credit loss	190	198
FDIC indemnification asset [1]	172	196
Unamortized discount	(280)	(337)
Allowance for loan losses - acquired	(32)	(16)
Adjusted max. possible credit loss	$51	$41
Impact of immediate recognition of additional credit losses on after-tax diluted earnings per share [2]	**($0.56)**	**($0.45)**

Payment as Expected

Recognition of Interest Income – Assumes Loans Amortize Over Expected Life

Dollars in millions	3/31/11	12/31/10
Total expected cash flows	$1,691	$1,860
Recorded investment	1,232	1,353
Total accretable difference	459	507
FDIC indemnification asset [3]	(10)	(3)
Total net accretable difference	$448	$504
Impact of accretable difference on after-tax revenue per diluted share over the expected life of the loans [2]	**$4.96**	**$5.58**

[1] Represents the amount presented on the balance sheet less claims submitted to the FDIC but not yet received

[2] Based on first quarter 2011 average diluted common shares outstanding of 58,700,037 and fourth quarter 2010 average diluted common shares outstanding of 58,688,415; tax rate of 35% applied

[3] Projected amortization of FDIC indemnification asset over average expected life of portfolio

first financial bancorp

Appendix

first financial bancorp

Loan Composition

- Strategic portfolio: no significant industry concentrations; geography distributed throughout footprint
- In-house lending limit of $15 million – significantly below legal limit
- Average and quarter-end uncovered loan balances were essentially unchanged relative to the prior quarter; however, the pipeline is building across all product lines

Total Loan Portfolio – March 31, 2011
$4.1 billion


3%
10%
26%
10%
5%
46%
Commercial
Real estate - commercial
Home equity
Real estate - construction
Real estate - residential
Installment and other

Covered Loans - $1.3 billion


5%
2%
10%
22%
3%
58%

Uncovered Loans - $2.8 billion


4%
12%
29%
10%
5%
40%

first financial bancorp

Uncovered Loans – RE Collateral

- Construction and acquisition and land development loans represent small portion of overall portfolio
- Commercial real estate and constructions loans located primarily in Ohio and Indiana markets

Total Uncovered Loan Portfolio[1] – March 31, 2011
$2.8 Billion



5%
$145,355
$1,131,306
40%
Dollars in thousands
Real estate - construction
Real estate - commercial
4%
35%
61%
Non-owner occupied
Owner occupied
Acquisition & land development

[1] Excludes loans covered by FDIC loss sharing agreements

fIRST
first financial bancorp

Covered Loan Activity

(Dollars in thousands)	December 31, 2010	Sales	Prepayments / Renewals	Contractual Activity [1]	Net Charge-Offs [2]	Loans With Coverage Rem.	March 31, 2011
	Covered Loan Activity - First Quarter 2011						
		Reduction in Balance Due to:					
Commercial	$ 334,039	$ 1,813	$ 18,479	$ 17,090	$ 2,303	$ 54	$ 294,300
Real estate - construction	42,743	-	327	(2,376)	3	-	44,789
Real estate - commercial	855,725	34,987	29,415	18,379	5,533	5,223	762,188
Real estate - residential	147,052	-	5,547	691	558	-	140,256
Installment	21,071	-	1,469	587	893	114	18,008
Home equity	73,695	-	2,354	(752)	1,664	-	70,429
Other covered loans	7,168	-	-	1,123	-	-	6,045
Total covered loans	$ 1,481,493	$ 36,800	$ 57,591	$ 34,742	$ 10,954	$ 5,391	$ 1,336,015

[1] Includes partial paydowns, accretion of the valuation discount and advances on revolving loans

[2] Indemnified at 80% from the FDIC

Revenue by Source

- **Strategic** – Elements of the business that either existed prior to the acquisitions or were acquired with the intent to retain and grow. On a reported basis, approximately 66% of total revenue is derived from strategic businesses. Not including the FDIC loss sharing income, strategic operations represents 84% of total revenue.
- **Acquired-Non-Strategic** – Elements of the business that the Company intends to exit but will continue to support to obtain maximum economic value. No growth or replacement is expected. Revenue will decrease over time as loans and deposits will not be renewed when they mature.
- **FDIC Loss Sharing Income** – In accordance with guidance provided by the SEC, amounts recoverable from the FDIC related to credit losses on covered loans under loss sharing agreements are required to be recorded as noninterest income
- **Accelerated Discount on Loan Prepayments and Dispositions** – The acceleration of the unrealized valuation discount. Noninterest income results from the prepayment or sale of covered loans. This item will be ongoing but diminishing as covered loan balances decline over time.

Total Revenue: $111.0 million

For the Three Months Ended March 31, 2011

(Dollars in millions)


$5.8
5%
$23.4
21%
$8.4
8%
$73.4
66%
Strategic
Acquired-Non-Strategic
FDIC Loss Sharing Income
Accelerated Discount on Paid in Full Loans

fIRST
first financial bancorp

Funding Structure and Cost of Funds

Average Interest Bearing Liability Balances



Total Cost of Funds
1.45%
1.39%
1.23%
1.11%
8%
36%
43%
13%
6%
36%
44%
13%
4%
35%
48%
14%
4%
33%
50%
14%
2Q10
3Q10
4Q10
1Q11
Noninterest-bearing deposits*
Interest-bearing deposits and savings
Time deposits
Borrowed funds

End of Period Deposit Composition



Total Cost of Deposits
Cost of Funds
1.16%
1.11%
0.99%
0.90%
2.30%
0.62%
0.45%
0.00%
39%
26%
22%
14%
2.23%
0.59%
0.41%
0.00%
38%
28%
20%
14%
2.12%
0.54%
0.35%
0.00%
35%
30%
22%
14%
2.03%
0.45%
0.32%
0.00%
33%
31%
22%
14%
2Q10
3Q10
4Q10
1Q11
Noninterest-bearing deposits
Interest-bearing deposits
Savings
Time deposits

* Not included in cost of funds calculation

Deposit Activity

(Dollars in thousands)	Deposit Activity - First Quarter 2011			
	Balance as of December 31, 2010	Strategic Portfolio	Acquired-Non-Strategic Portfolio	Balance as of March 31, 2011
Transaction and savings accounts	$ 3,351,406	$ 249,434	$ (85,884)	$ 3,514,956
Time deposits	1,662,341	(47,119)	(25,214)	1,590,008
Brokered deposits	132,502	(1,433)	(18,783)	112,286
Total deposits	$ 5,146,249	$ 200,882	$ (129,881)	$ 5,217,250

- Strategic transaction and savings accounts increased over $249 million during the first quarter, including over $109 million of growth in business and retail accounts.
- Average savings account balances increased 6.4% compared to the fourth quarter 2010 and over 20% compared to the first quarter 2010
- Improved deposit mix, driven by increases in strategic transaction and savings accounts and expected maturities of retail and brokered CDs, drove a 12 bp decline in overall cost of funds

fIRST
first financial bancorp

Credit Quality Comparison [1]

NPLs / Loans


4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11

NCOs / Average Loans & Leases


1.80%
1.50%
1.20%
0.90%
0.60%
0.30%
0.00%
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11

2Q09 includes higher charge-offs related to one commercial real estate construction relationship (20 basis points) and two separate and unrelated floor plan relationships (55 basis points); 3Q09 includes a charge off related to the sale of the entire shared national credit portfolio (30 basis points); 4Q09 includes two unrelated commercial real estate construction relationships (70 basis points); 1Q10 includes alleged fraudulent activity by one borrower (125 basis points)

Reserves / NPLs


300%
250%
200%
150%
100%
50%
0%
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11

Texas Ratio


40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11

Texas ratio defined as total nonperforming assets plus accruing loans 90+ past due divided by the sum of tangible equity and loan loss reserves

- Peer group comprised of the component banks within the KBW Regional Bank Index (49 total excluding First Financial)
- Peer group comprised of approximately 90 BHCs with total assets of $3 - $10 billion consistent with the peer group included in the BHC Performance Report for First Financial per the Federal Reserve Board
- First Financial Bancorp

[1] Excludes loans covered by FDIC loss sharing agreements

Source: Peer Group median data obtained from SNL Financial

first financial bancorp

Investment Portfolio

(Dollars in thousands)	Book Value	Percent of Total	Book Yield	Cost Basis	Market Value	Gain/ (Loss)
	As of March 31, 2011					
U.S. Treasury notes	$ 13,650	1.2%	1.99	99.64	101.32	$ 230
Agencies	105,386	9.4%	2.76	100.00	100.34	358
CMOs (agency)	453,014	40.4%	1.78	100.72	101.07	1,563
CMOs (private)	40	0.0%	0.96	100.00	100.21	-
MBSs (agency)	442,475	39.5%	3.52	102.22	104.75	10,675
	1,014,565	90.6%	2.64	101.29	102.57	12,826
Municipal	16,528	1.5%	7.26	99.28	100.96	279
Other [1]	89,060	8.0%	3.48	102.55	103.24	599
	105,588	9.4%	4.07	102.04	102.87	878
Total investment portfolio	$ 1,120,153	100.0%	2.78	101.36	102.60	$ 13,704

Net Unrealized Gain/(Loss)	$ 13,704
Aggregate Gains	16,759
Aggregate Losses	(3,055)
Net Unrealized Gain/(Loss) % of Book Value	1.22%

[1] Other includes $78.7 million of regulatory stock

- Investment portfolio represents 17.7% of total assets
- During the first quarter 2011, the Company purchased $161.1 million of agency mortgage backed securities
- Since the end of the third quarter 2010, the duration of the portfolio has increased from 1.0 years to 2.1 years as of March 31, 2011
- The portfolio is managed to provide a predictable revenue stream across a variety of interest rate scenarios and market conditions while balancing the Company's overall asset / liability management objectives

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first financial bancorp

Investment Portfolio Composition

As of March 31, 2011

Sector Allocation


MBSs (agency)
40%
Agencies
9%
CMOs (Agency)
40%
Other *
8%
CMOs (private)
0%
UST Notes
1%
Municipal
2%

* Other consists primarily of regulatory stock

Credit Quality


Investment Grade
98%
Not Rated
2%
Other Investment
Grade
0%

Investment Grade = A rated securities
Other Investment Grade = B rated securities
Not Rated includes an immaterial amount of securities with a non-investment grade rating

Summary of Acquisition-Related Items

(Dollars in thousands)	For the Three Months Ended March 31, 2011	December 31, 2010	March 31, 2010
Income effect:			
Accelerated discount on covered loans [1,2]	$ 5,783	$ 6,113	$ 6,098
Acquired-non-strategic net interest income	8,902	9,937	10,854
FDIC loss sharing income	23,435	11,306	7,568
Service charges on deposit accounts related to acquired-non-strategic operations	152	196	230
Other (loss) inc. related to acquired-non-strategic ops.	(704)	331	(150)
Income related to the accelerated discount on loan covered loans and acquired-non-strategic ops.	37,568	27,883	24,600
Expense effect:			
Provision for loan and lease losses - covered	26,016	13,997	9,460
Acquired-non-strategic operating expenses: [3]			
Salaries and employee benefits	1,497	820	122
Occupancy	2,153	161	1,415
Other	261	3,071	664
Total acquired-non-strategic operating expenses	3,911	4,052	2,201
FDIC indemnification support [3]	783	1,160	605
Loss share and covered asset expense [3]	3,171	616	-

Continued

(Dollars in thousands)	For the Three Months Ended March 31, 2011	December 31, 2010	March 31, 2010
Acquisition-related costs: [3]			
Integration-related costs	46	9	999
Professional services fees	55	396	1,457
Other	15	7	172
Total acquisition-related costs	116	412	2,628
Transition-related items: [3]			
Salaries and benefits	166	176	4,776
Occupancy	-	172	910
Other	30	336	577
Total transition-related items	196	684	6,263
Total expense effect	34,193	20,921	21,157
Total estimated effect on pre-tax earnings	$ 3,375	$ 6,962	$ 3,443

[1] Included in noninterest income
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset
[3] Included in noninterest expense

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first financial bancorp

Effect on Noninterest Items

Noninterest Income

(Dollars in thousands)	For the Three Months Ended March 31, 2011	December 31, 2010	March 31, 2010
Total noninterest income	$ 43,658	$ 34,534	$ 26,935
Significant components of noninterest income			
Items likely to recur:			
Accelerated discount on covered loans [1]	5,783	6,113	6,098
FDIC loss sharing income	23,435	11,306	7,568
Other acquired-non-strategic items	(552)	527	80
Transition-related items	-	-	366
Items expected not to recur:			
FDIC settlement and other items not expected to recur	125	551	-
Total excluding items noted above	$ 14,867	$ 16,037	$ 12,823

[1] Net of the corresponding valuation adjustment on the FDIC indemnification asset

Noninterest Expense

(Dollars in thousands)	For the Three Months Ended March 31, 2011	December 31, 2010	March 31, 2010
Total noninterest expense	$ 57,790	$ 56,290	$ 60,261
Significant components of noninterest expense			
Items likely to recur:			
Acquired-non-strategic operating expenses	3,911	4,052	2,201
Transition-related items	196	684	6,263
FDIC indemnification support	783	1,160	605
Loss share and covered asset expense	3,171	616	-
Items expected not to recur:			
Acquisition-related costs	116	412	2,628
Other items not expected to recur	3,962	1,787	1,019
Total excluding items noted above	$ 45,651	$ 47,579	$ 47,545

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first financial bancorp

Leadership

first financial bancorp

Executive Management

Claude E. Davis
President & Chief Executive Officer
Mr. Davis joined First Financial in 2004 as President, Chief Executive Officer and a member of the Board of Directors. Mr. Davis also serves as Chairman of the Board of Directors of First Financial Bank. Prior to joining the company, he served as Senior Vice President at Irwin Financial Corporation and Chairman of Irwin Union Bank and Trust, the company's lead bank, positions he held since 2003. Earlier in his career, he served as President of Irwin Union Bank and Trust for seven years. Mr. Davis began his career as a Certified Public Accountant with the public accounting firm Coopers & Lybrand.

C. Douglas Lefferson
Executive Vice President, Chief Banking Officer
Mr. Lefferson has spent his entire career in various positions with First Financial Bancorp and First Financial Bank and was appointed to his current position in 2005. Prior to his current appointment, Mr. Lefferson served as Chief Financial Officer from 2002 through 2005.

J. Franklin Hall
Executive Vice President, Chief Financial Officer
Mr. Hall joined First Financial in 1999 and was appointed to his current position in 2005. Prior to joining the Company, he was with Firstar Bank (currently US Bancorp). He is a Certified Public Accountant (inactive) and began his career with the public accounting firm Ernst & Young, LLP.

Richard Barbercheck
Executive Vice President, Chief Credit Officer
Mr. Barbercheck joined First Financial in 2005 as Senior Vice President and Chief Risk Officer and was appointed to his current position in 2006. Mr. Barbercheck is responsible for the administration of the bank's lending portfolios as well as oversight of the Company's credit policies and loan underwriting processes. Prior to joining the Company, he oversaw the Credit Risk Evaluation Group at Irwin Financial Corporation. Earlier in his career he served at several banks in executive-level positions located in Southeastern Indiana, including Veedersburg State Bank (1989 – 1993), National City Bank (1993 - 1998) and Irwin Union Bank (1998 - 2005). Mr. Barbercheck has over 25 years of banking experience with a predominance of experience in the commercial lending and credit administration areas.

first financial bancorp

Executive Management (continued)

Michael Cassani
Executive Vice President, First Financial Wealth Management
Mr. Cassani joined First Financial in 2007 as Senior Vice President and Chief Administrative Officer to oversee the company's wealth management group. Prior to joining the company, Mr. Cassani served as President of Fund Project Services, Inc., a financial project management and consulting firm he co-founded in 1998. Earlier in his career, he served as Mutual Funds Product Manager at Fifth Third Bank and as an Institutional Investment Officer at Roulston and Company. Prior to those appointments, Mr. Cassani served as an Investment Representative for two separate companies located within the Chicago area.

Gregory A. Gehlmann
Executive Vice President, Corporate General Counsel
Mr. Gehlmann joined First Financial in 2005 as Senior Vice President and General Counsel. Mr. Gehlmann also served as Chief Risk Officer for the company (2006 – 2008). Prior to joining the company, he practiced law for 16 years in Washington, D.C. Mr. Gehlmann served as partner/counsel at Manatt, Phelps & Phillips, LLP where he was counsel to public and private companies as well as investors, underwriters, directors, officers and principals regarding corporate securities, banking and general business and transactional matters.

Samuel J. Munafo
Executive Vice President, Chief Commercial Banking Officer
Mr. Munafo has spent his entire career in various positions with First Financial Bancorp and First Financial Bank. Prior to his current appointment, Mr. Munafo served as President of First Financial Bank (2005 – 2006) and President and Chief Executive Officer for several First Financial affiliates, including Community First Bank & Trust (2001 - 2005), Indiana Lawrence Bank (1998 – 2001) and Clyde Savings Bank (1994 – 1998). He began his career with the company as a management trainee and has served the company in a number of areas, including operations, retail, commercial lending, credit cards and security.

Jill A. Stanton
Executive Vice President, Co-Chief Retail Banking Officer
Ms. Stanton joined First Financial in 2008 and has responsibility for product line management for first mortgage loans, consumer lending and small business lending. Prior to joining the company, she served as Senior Vice President for Irwin Union Bank where she was responsible for mortgage, consumer lending, business banking, commercial credit analysis, credit administration and loan operations in their commercial banking business. Ms. Stanton has over 20 years of experience within the financial services industry.

Executive Management (continued)

Jill L. Wyman
Executive Vice President, Co-Chief Retail Banking Officer
Ms. Wyman joined First Financial in 2003 as Vice President and Sales Director. In her current position, Ms. Wyman has responsibility for leading the retail sales process, growing retail deposits and enhancing the sales culture throughout the company's strategic operating markets. She is also responsible for market services and corporate marketing. Prior to joining the company, she spent 19 years in retail where she served as general manager at Lazarus, a division of Federated Department Stores (currently Macy's). Ms. Wyman began her career as a management trainee at Federated/Macy's and progressed to sales manager, group sales manager, assistant general manager and regional merchandise manager.

Kevin T. Langford
Executive Vice President, Chief Administrative Officer
Mr. Langford joined First Financial in January 2006. As Chief Information Officer, he manages the company's technology, project and operations departments and provides strategic direction related to other operational areas. Mr. Langford has over 20 years experience in information technology operations and management. Prior to joining the company, Mr. Langford served as Vice President of Technology Services for Irwin Financial Corporation. Earlier in his career, Mr. Langford worked for Cisco Systems where he served as executive liaison to several of Cisco's largest clients.

Alisa E. Poe
Executive Vice President, Chief Human Resources Officer
Ms. Poe joined First Financial in September 2009 in her current role. Her responsibilities include leadership and oversight of all Human Resources and Learning functions with a strong focus on helping First Financial become an employer of choice for high-performing associates in all of the communities we serve. Prior to joining the company, she worked for The Midland Company as Vice President of Human Resource Services and Corporate Administration. Ms. Poe began her Human Resources career nearly 25 years ago with the Hertz corporation and has since held increasingly responsible HR leadership roles in the banking, insurance and technology industries.

Al Roszczyk
Senior Vice President, Commercial Banking Regions
Mr. Roszczyk joined First Financial in June 2009. Mr. Roszczyk oversees the company's Indiana markets and has over 25 years of banking experience with a strong background in executive management and leadership as well as extensive experience in commercial lending, treasury management and personal banking services. Prior to joining First Financial, Mr. Roszczyk spent 14 years with Irwin Union Bank and Trust Company.

first financial bancorp

Executive Management (continued)

John Sabath
Senior Vice President, Chief Risk Officer
Mr. Sabath joined First Financial in 2005 as Regulatory Risk Manager. Mr. Sabath was then promoted to Senior Risk Officer and First Vice President and assumed his current position in 2008. He is responsible for management of the Company's risk management function which includes commercial and retail credit, compliance, operational, market, strategic and reputation risk. Prior to joining the Company, he was in the Enterprise Risk Group at Fifth Third Bank. Earlier in his career, Mr. Sabath held positions at the Federal Reserve Bank of Cleveland, National City Bank and Star Bank (currently US Bancorp).

Anthony M. Stollings
Senior Vice President, Chief Accounting Officer & Controller
Mr. Stollings joined First Financial in 2006 and oversees the Company's corporate accounting, tax and external reporting functions. He is a Certified Public Accountant (inactive) and prior to joining the company served as Chief Accounting Officer and Controller at Provident Financial Group, Inc. (Cincinnati OH). Mr. Stollings spent 13 years at Provident and has more than 30 years experience within the financial services industry.

first financial bancorp

Another step on the path to success

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